Exhibit 10.17

AMENDMENT NO. 1 TO

CORPORATE AGREEMENT

THIS AMENDMENT NO. 1 TO CORPORATE AGREEMENT (this “Amendment”) is entered into as of April 5, 2007, by and between FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (“FBR Capital Markets”), and FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (“FBR Group”).

WHEREAS, FBR Capital Markets and FBR Group are parties to that certain Corporate Agreement, dated as of July 20, 2006, as the same is amended hereby and may be further amended, modified or supplemented from time to time (the “Corporate Agreement”);

WHEREAS, pursuant to Section 7.3 of the Corporate Agreement, the parties desire to amend the Corporate Agreement as provided in this Amendment; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Corporate Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, FBR Capital Markets and FBR Group hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment are as defined in the Corporate Agreement.

2. Amendments to the Corporate Agreement.

(a) Section 1.1 of the Corporate Agreement shall be amended by inserting after the defined term “Finally Determined” a new defined term, which reads as follows:

““Fully-Diluted Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the number of shares of the Applicable Stock and whose denominator is the number of outstanding shares of Common Stock of FBR Capital Markets on a fully-diluted basis; provided, however, that any shares of Common Stock issued by FBR Capital Markets in violation of its obligations under Article V of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.”

(b) Section 5.1(b) of the Corporate Agreement is hereby amended and restated in its entirety to read as follows:

“The provisions of Section 5.1(a) hereof notwithstanding, the Option granted pursuant to Section 5.1(a) shall not apply and shall not be exercisable in connection with the issuance by FBR Capital Markets of any shares of Common Stock pursuant to any stock option or other director, executive or employee benefit or compensation plan maintained by FBR Capital Markets unless such issuance would cause the Fully-Diluted Ownership Percentage to decrease to 50% or less.”

(c) Section 7.8 of the Corporate Agreement is hereby amended and restated in its entirety to read as follows:

“Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF VIRGINIA.

3. Representations and Warranties.

(a) FBR Capital Markets represents and warrants to FBR Group that: (i) FBR Capital Markets has taken all action necessary to permit it to execute and deliver this Amendment and to carry out the terms hereof; (ii) this Amendment, when duly executed and delivered by FBR Capital Markets, will constitute a valid and binding obligation of FBR Capital Markets, enforceable against FBR Capital Markets in accordance with its terms; and (iii) FBR Capital Markets is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby, except for such order, consent, approval, authorization, declaration or filing as which has been obtained or made.

(b) FBR Group represents and warrants to FBR Capital Markets that: (i) FBR Group has taken all action necessary to permit it to execute and deliver this Amendment and to carry out the terms hereof; (ii) this Amendment, when duly executed and delivered by FBR Group, will constitute a valid and binding obligation of FBR Group, enforceable against FBR Group in accordance with its terms; and (iii) FBR Group is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby, except for such order, consent, approval, authorization, declaration or filing as which has been obtained or made.

4. No Other Change. Except as otherwise provided herein, all of the terms, covenants and other provisions of the Corporate Agreement shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Corporate Agreement shall refer to the Corporate Agreement, as amended by this Amendment.

5. No Waiver or Consent. Except as specifically set forth herein, the execution and delivery hereof by the parties hereto shall not constitute a consent or waiver of any provisions of the Corporate Agreement. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder or under the Corporate Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Amendment or the Corporate Agreement will operate as a waiver hereof or thereof.

6. Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any two or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

7. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF VIRGINIA.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Corporate Agreement as of the day and year first above written.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ J. Rock Tonkel, Jr.
Name: J. Rock Tonkel, Jr. Title: President and Chief Operating Officer

FBR CAPITAL MARKETS CORPORATION

By: /s/ Richard J. Hendrix
Name: Richard J. Hendrix
Title: President and Chief Operating Officer

[Signature Page to Amendment No. 1 to Corporate Agreement]